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                                PROXY CARDS

                           GILEAD SCIENCES, INC.
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JULY 29, 1999

The undersigned hereby appoints John C. Martin and Mark L. Perry, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gilead Sciences, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Gilead Sciences, Inc. to be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California on Thursday, July 29, 1999 at 10 a.m., and at any and all continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

          UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 2, AND FOR PROPOSAL 1 AND PROPOSALS 3 THROUGH 7 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1: To approve the issuance of shares of Gilead common stock, pursuant to an agreement and plan of merger between Gilead and NeXstar
Pharmaceuticals, Inc.

                      / /  FOR   / /  AGAINST   / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 2: To elect directors to serve for the ensuing year and until their successors are elected.

/ / FOR all nominees listed below      / /  WITHHOLD AUTHORITY to vote for all
    (except as marked to the                nominees listed below.
    contrary below).

NOMINEES: Paul Berg, Etienne F. Davignon, James M. Denny, Sr., John C. Martin, Gordon E. Moore, Donald H. Rumsfeld, George P. Shultz

     TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S) BELOW:

                                                    (CONTINUED FROM OTHER SIDE)

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(CONTINUED FROM OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3.

PROPOSAL 3: To approve the Company's 1991 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 3,500,000 shares.

                      / /  FOR   / /  AGAINST   / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

PROPOSAL 4: To approve the Company's Employee Stock Purchase Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 330,000 shares.

                      / /  FOR   / /  AGAINST   / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 5.

PROPOSAL 5: To approve the Company's 1995 Non-Employee Directors' Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance thereunder by 200,000 shares.

                      / /  FOR   / /  AGAINST   / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 6.

PROPOSAL 6: To amend Gilead's certificate of incorporation to increase the number of shares of common stock authorized for issuance to 100,000,000 shares.

                      / /  FOR   / /  AGAINST   / / ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 7.

PROPOSAL 7: To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1999.

                      / /  FOR   / /  AGAINST   / / ABSTAIN

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Please vote, date, sign and promptly return this proxy in the enclosed return envelope that is postage prepaid if mailed in the United States.

SIGNATURE(S)_____________________________________ DATED:___________________,1999